Exhibit 10.6

2805 Dallas Parkway, Suite 400 Plano, TX 75093 (469) 573-6755

June 19, 2015
Re:  Limited Waiver of Registration Rights
This letter agreement is entered into by and among Green Brick Partners, Inc., a Delaware corporation (the “Company”), and the parties set forth on the signature pages hereto (this “Letter Agreement”).  Reference is hereby made to that certain Backstop Registration Rights Agreement, dated as of October 27, 2014, by and among the Company and each of the other parties set forth on the signature pages thereto (the “Backstop Registration Rights Agreement”).  Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Backstop Registration Rights Agreement.
The parties hereto, as Holders of Registrable Securities, hereby acknowledge the following:
WHEREAS, the Company filed a Registration Statement on Form S-3 (the “Form S-3 Filing”) with the Securities and Exchange Commission (the “SEC”) on June 3, 2015 (File No. 333-204687) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), to register the offer and sale by the Company of up to and including $200,000,000 initial aggregate offering price of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”);
WHEREAS, the Board of Directors of the Company has approved the offer, issuance and sale (the “Underwritten Offering”) of up to $200,000,000 of Shares under the Registration Statement, which includes up to 15% of such Shares that may be sold pursuant to an exercise of an overallotment option by the Underwriters (defined below);

WHEREAS, in connection with the proposed Underwritten Offering, the Company would enter into a customary Underwriting Agreement with Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc., as Representatives of the Several Underwriters party thereto (the “Underwriters”) (the “Underwriting Agreement”), pursuant to which the Company would be required to represent that any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5 of such Underwriting Agreement;
WHEREAS, Section 2.2 of the Backstop Registration Rights Agreement requires that the Company promptly deliver a written notice (the “Piggyback Notice”) to all of the Holders if the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of Registrable Securities and such notice shall offer the Holders the opportunity to include in such Registration Statement the number of Registrable Securities as such Holder may request (a “Piggyback Registration”);
WHEREAS, each of the undersigned is a party to the Backstop Registration Rights Agreement and pursuant to Section 3.9 of the Backstop Registration Rights Agreement, may, for itself only, waive compliance with any of the agreements or conditions for the benefits of such party contained in the Backstop Registration Rights Agreement;
WHEREAS, concurrently with the execution of this Letter Agreement, the Holders signatory hereto also contemplate entering into a customary Lock-Up Agreement for the benefit of the Underwriters (the “Lock-Up Agreement”);
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the parties hereto agree as follows:
1.
Solely with respect to the Form S-3 Filing and the Underwritten Offering, each of the Piggyback Notice and the Piggyback Registration obligations of the Company, which require, among other things, the Company to provide written notice to the Holders at least fifteen (15) days prior to filing the Registration Statement of such filing and provide such holders a right to Piggyback Registration and ten (10) days to respond to such written notice, are hereby waived by the undersigned, as Holders under the Backstop Registration Rights Agreement, in all respects.

2.
Each of the undersigned, as Holders under the Backstop Registration Rights Agreement, shall not exercise any registration rights provided by the Backstop Registration Rights Agreement, including any Piggyback Registration, until after the earlier of (a) the expiration or termination of the Lock-Up Period referred to in Section 5 of the Underwriting Agreement , (b) the abandonment, cancellation or termination of the Underwritten Offering and (c) August 15, 2015 if the Underwriting Agreement has not been executed and delivered.  To the extent the Lock-Up Period referred to in paragraph (a) above is extended beyond the period which the Holders have agreed to not exercise any registration rights provided by the Backstop Registration Rights Agreement pursuant to the Lock-Up Agreement, the Company will provide prompt notice of the expiration or termination date referred to in paragraph (a).

3.	Aside from the waiver set forth in Items 1 and 2 above, the terms of the Backstop Registration Rights Agreement shall remain in full force and effect in all respects.
4.
This Letter Agreement may be executed and delivered in multiple counterparts (via mail, facsimile or other electronic transmission), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned have caused this Letter Agreement to be duly executed as of the date first set forth above.
GREEN BRICK PARTNERS, INC.

By:	/s/ Richard A. Costello Name:Richard A. Costello Title:CFO

Signature Page to Letter Agreement Regarding Waiver of Registration Rights

THIRD POINT PARTNERS L.P.

By:	Third Point LLC, the investment manager

By:	/s/ Josh Targoff Name: Josh Targoff Title: Chief Operating Officer and General Counsel

THIRD POINT PARTNERS QUALIFIED L.P.

By:	Third Point LLC, the investment manager

By:	/s/ Josh Targoff Name: Josh Targoff Title: Chief Operating Officer and General Counsel

THIRD POINT OFFSHORE MASTER FUND L.P.

By:	Third Point LLC, the investment manager

By:	/s/ Josh Targoff Name: Josh Targoff Title: Chief Operating Officer and General Counsel

THIRD POINT ULTRA MASTER FUND L.P.

By:	Third Point LLC, the investment manager

By:	/s/ Josh Targoff Name: Josh Targoff Title: Chief Operating Officer and General Counsel

THIRD POINT REINSURANCE COMPANY LTD.

By:	Third Point LLC, the investment manager

By:	/s/ Josh Targoff Name: Josh Targoff Title: Chief Operating Officer and General Counsel

Signature Page to Letter Agreement Regarding Waiver of Registration Rights